SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported)
          July 2, 1998   (June 25, 1998)


                           CABLE & CO. WORLDWIDE, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                         0-20769                22-3341195
(State or other jurisdiction of      (Commission File         (IRS Employer
incorporation or organization)           Number)            Identification No.)

         724 Fifth Avenue, New York, New York     10019
     (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (212) 489-9686


                                       n/a
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On June 25, 1998, Cable & Co. Worldwide, Inc. (the "Company") received a notice of acceleration from Heller Financial, Inc. ("Heller"), the Company's factor and a secured lender. Pursuant to the notice of acceleration, unless all of the Company's obligations to Heller are paid in full by July 2, 1998, which has been extended orally to July 7, 1998 Heller shall have the right to, and currently intends to declare all of the amounts due to Heller to be immediately due and payable and terminate all of its commitments to make future advances or other financial accommodations to the Company. As of March 31, 1998, the Company owed to Heller approximately $9,312,000. The Company intends to pursue further discussions with Heller.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     July 2, 1998


                                          CABLE & CO. WORLDWIDE, INC.
                                          (Registrant)



                                       By: /s/ Alan Kandall
                                           ALAN KANDALL
                                           President